POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Kent Walker, Christine Flores, Kenneth Yi, Nancy Walker, Jonathan Frankel and Valentina Margulis and any employees designated by the General Counsel of Google Inc.
(the ?Company?), or any of them signing singly, and with full power of substitution, the undersigned?s true and lawful attorney in fact to:

(1)	prepare, execute in the undersigned?s name and on the
undersigned?s behalf, and submit to the U.S. Securities and Exchange Commission (the ?SEC?) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16 of the Securities Exchange Act of 1934 or any rule or regulation of the SEC promulgated thereunder, or any successor laws and/or regulations;

(2)	execute for and on behalf of the undersigned, in the
undersigned?s capacity as a director of the Company, Forms 3, 4, and 5 in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder;

(3)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC, any stock exchange, any national association, and such other person, agency or similar authority, as a consequence of the undersigned?s ownership, acquisition or disposition of securities of the Company; and

(4)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact?s discretion.

	The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned hereby ratifies and confirms all that the attorneys-in-fact and their agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of July 2014.



	             /s/Alan R. Mulally
		Signature

		Alan R. Mulally
		Print Name